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                                  AVIGEN, INC.
                         1201 HARBOR BAY PARKWAY, #1000
                                ALAMEDA, CA 94502

                               TEL. (510) 748-7150
                               FAX (510) 748-7155


March 2, 1999

To the Selling Stockholders of Avigen, Inc. in the Prospectus:

     Enclosed is a supplement to the Registration Statement/Prospectus, dated December 21, 1998 (the "Prospectus"), which was prepared pursuant to the Common Stock and Warrant Purchase Agreement, dated August 7, 1998, as amended. Pursuant to Rule 424(c) of the Securities Act of 1933, as amended, this supplement revises the name of one of the Stockholders listed in the Prospectus.

Sincerely,


/s/ John Monahan, Ph.D.
--------------------------
John Monahan, Ph.D.
President, Chief Executive Officer
And Director


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                                                Filed Pursuant to Rule 424(b)(3)
                                                           File Number 333-68117

                                  AVIGEN, INC.
                 SUPPLEMENT TO REGISTRATION STATEMENT/PROSPECTUS
                             DATED DECEMBER 21, 1998

     The Registration Statement/Prospectus, dated December 21, 1998, and prepared pursuant to the Common Stock and Warrant Purchase Agreement, dated August 7, 1998, as amended, is hereby supplemented in the following respects:

     1. The name of the Selling Stockholder listed in the Selling Stockholders table on page 9 as Hygiene Diffusion is amended to read "Norden Resort SA."

March 2, 1999


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